UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2019

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta T2R 0E7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement – Black Dragon

On May 16, 2019, but effective as of March 1, 2017, our wholly-owned subsidiary Black Dragon Energy, LLC (“Black Dragon”) entered into a Fourth Amendment to Purchase and Sale Agreement (the “BD Amendment”), which amended the terms of the Purchase and Sale Agreement dated effective March 1, 2017 (the “BD PSA”), between WEM Dragon, LLC (“WEM”) and Black Dragon. The terms of the BD PSA were disclosed in Current Reports on Form 8-K dated April 17, 2017, August 17, 2017, June 15, 2018 and August 16, 2018.

The BD Amendment has the effect of:

●	postponing payment of the remaining US$3.8M owed under the BD PSA relating to certain of our Utah property interests (Moenkopi Formation) until receipt of one or more of our financings (or certain of our subsidiaries), in which case we must pay 12.5% of the proceeds of each financing close until payment in full;
●	extending the outside date of full payment of the remaining US$3.8M to May 1, 2020;
●	extending the “Obligation Deadline” for drilling obligations to May 1, 2020;
●	requiring us to re-enter and perform workover operations reasonably aimed at cleaning out the bore of the Wellington Flats Well and restoring that well to production on or prior to May 1, 2020;
●	extending the deadline for bond replacement to July 1, 2019; and
●	in consideration of the various extensions provided for under the BD Amendment, we agreed to issue WEM 300,000 common stocks.

In connection with the BD Amendment, we entered into a Ratification of Purchase and Sale Agreement with WEM on May 16, 2019 but effective March 1, 2017, whereby we ratified, adopted and approved the BD Amendment and further guaranteed all the obligations of Black Dragon.

Purchase and Sale Agreement – Rolling Rock

On May 16, 2019, but effective as of March 1, 2017, our wholly-owned subsidiary Rolling Rock Resources, LLC (“Rolling Rock”) entered into a Fifth Amendment to Purchase and Sale Agreement (the “RR Amendment”), which amended the terms of the Purchase and Sale Agreement dated effective March 1, 2017 (the “RR PSA”), between Rockies Standard Oil Company, LLC (“RSOC”) and Rolling Rock. The terms of the RR PSA were disclosed in Current Reports on Form 8-K dated April 21, 2017, August 17, 2017, June 15, 2018 and August 16, 2018.

The RR Amendment has the effect of:

●	increasing the percentage interest of all right, title and interest in and to the leases to be acquired by Rolling Rock from RSOC under the RR PSA from 50% to 75%;
●	postponing payment of the remaining US$5.3M owed under the RR PSA relating to certain of our Utah property interests (Mancos Formation) until receipt of one or more of our financings (or certain of our subsidiaries), in which case we must pay 12.5% of the proceeds of each financing close until payment in full;
●	extending payment of an additional US$300,000 as the Workover Funds on or before May 1, 2020 (which Workover Funds are separate from and in addition to the cash consideration of US$5.3M);
●	extending the outside date of full payment of the remaining US$5.3M to May 1, 2020;
●	extending the “Obligation Deadline” for drilling obligations to May 31, 2020;
●	extending the deadline for bond replacement to July 1, 2019; and
●	in consideration of the various extensions provided for under the RR Amendment, we agreed to issue RSOC 300,000 common stocks.

In connection with the RR Amendment, we entered into a Ratification of Purchase and Sale Agreement with RSOC on May 16, 2019 but effective March 1, 2017, whereby we ratified, adopted and approved the RR Amendment and further guaranteed all the obligations of Rolling Rock.

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Subject to the approval of the TSX Venture Exchange, we will issue 600,000 common stocks to two persons who are “accredited investors” within the respective meanings ascribed to that term in Regulation D promulgated under the Securities Act of 1933, as amended, in which we will rely on the exemption from the registration requirements provided for in Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. All the common stocks we will issue are also subject to a four month hold period from the date of issuance.

Item 8.01 Other Events

A copy of our press release dated May 28, 2019 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 between Black Dragon Energy, LLC and WEM Dragon, LLC
10.2	Ratification of Purchase and Sale dated effective as of March 1, 2017 between Fortem Resources Inc. and WEM Dragon, LLC
10.3	Fifth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 between Rolling Rock Resources, LLC and Rockies Standard Oil Company, LLC
10.4	Ratification of Purchase and Sale Agreement dated March 1, 2017 between Fortem Resources Inc. and Rockies Standard Oil Company, LLC
99.1	Press release dated May 28, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:	“Michael Caetano”
Michael Caetano
Chief Operating Officer

Date: May 29, 2019

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